Exhibit 99.1

Terra Nitrogen Company, L.P. A CF Industries Company	FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports Fourth Quarter
and Full Year 2010 Results

DEERFIELD, IL (Feb. 17, 2010)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $65.8 million on sales of $142.9 million for the fourth quarter ended December 31, 2010.  This compares to net earnings of $22.9 million on sales of $98.1 million for the 2009 fourth quarter.  Net income allocable to Common Units was $48.3 million ($2.61 per Common Unit) and $22.6 million ($1.22 per Common Unit) for the 2010 and 2009 fourth quarters, respectively.

Results for the fourth quarter of 2010 included an unrealized mark-to-market gain on natural gas derivatives of $7.0 million.  Prior to the second quarter of 2010, results were not subject to mark-to-market adjustments because TNCLP employed hedge accounting.  The company discontinued hedge accounting in the second quarter of 2010, but had no related adjustments in that period.

For the full year 2010, TNCLP reported net earnings of $201.6 million on sales of $564.6 million.  This compares to net earnings of $144.3 million on sales of $507.7 million in 2009.  Net income allocable to Common Units was $148.2 million ($8.01 per Common Unit) and $100.0 million ($5.40 per Common Unit) in 2010 and 2009, respectively.

Analysis of Results

Sales for the 2010 fourth quarter totaled $142.9 million, compared to sales of $98.1 million for the 2009 fourth quarter.  This increase was due primarily to higher ammonia and urea ammonium nitrate (UAN) selling prices and higher ammonia sales volume.  Net earnings of $65.8 million in the period reflected strong margins, but investments in working capital also were required.

From the 2009 to the 2010 fourth quarter, TNCLP’s:

•                  Ammonia and UAN selling prices increased by 51 and 34 percent, respectively.

•                  Ammonia sales volume increased by 56 percent and UAN sales volume decreased by 2 percent.

•                  Realized natural gas unit costs increased by two percent.

Sales for the full year totaled $564.6 million, compared to sales of $507.7 million in 2009.  This increase was due primarily to higher ammonia and UAN sales volumes.

From 2009 to 2010, TNCLP’s full year:

•                  Ammonia selling price decreased by one percent and UAN selling prices increased by one percent.

•                  Ammonia and UAN sales volumes increased by 9 and 11 percent, respectively.

•                  Realized natural gas unit costs decreased by four percent.

Cash Distribution

TNCLP reported on February 11, 2011 that its Board of Directors has declared a cash distribution for the quarter ended December 31, 2010, of $1.36 per common limited partnership unit payable March 1, 2011, to holders of record as of February 22, 2011.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to GHG emissions, climate change or other environmental requirements;

•                  our inability to predict seasonal demand for our products accurately;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  the fact that CF and its affiliates are engaged in fertilizer manufacturing;

•                  dependence on CF and its employees;

•                  acts of terrorism and regulations to combat terrorism;

•                  limited access to capital; and

•                  deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2009 Form 10-K and in TNCLP’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to the consolidated financial statements.

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Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$124.8	$24.8
Demand deposits with affiliate	6.1	3.8
Accounts receivable, net	33.4	23.9
Inventories, net	27.6	29.5
Prepaid expenses and other current assets	1.2	5.4
Total current assets	193.1	87.4
Property, plant and equipment, net	83.2	79.1
Plant turnaround, net	13.4	8.4
Other assets	7.0	6.9
Total assets	$296.7	$181.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$24.3	$23.4
Customer prepayments	61.2	16.4
Other current liabilities	0.8	—
Total current liabilities	86.3	39.8
Noncurrent liabilities	0.4	0.7
Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	208.5	152.8
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	0.6	(0.1)
General partners’ interest	0.9	(14.6)
Accumulated other comprehensive income	—	3.2
Total partners’ capital	210.0	141.3
Total liabilities and partners’ capital	$296.7	$181.8

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in millions, except per unit amounts)
Product sales	$142.7	$97.9	$564.0	$507.0
Other income	0.2	0.2	0.6	0.7
Net sales	142.9	98.1	564.6	507.7
Cost of goods sold	73.5	72.0	347.0	346.8
Gross margin	69.4	26.1	217.6	160.9
Selling, general and adminstrative expenses	3.6	3.1	15.7	17.0
Earnings from operations	65.8	23.0	201.9	143.9
Interest (expense) income - net	—	(0.1)	(0.3)	0.4
Net earnings	$65.8	$22.9	$201.6	$144.3

Allocation of net earnings:
General Partner	$16.8	$0.1	$51.4	$42.9
Class B Common Units	0.7	0.2	2.0	1.4
Common Units	48.3	22.6	148.2	100.0
Net earnings	$65.8	$22.9	$201.6	$144.3

Net earnings per Common Unit	$2.61	$1.22	$8.01	$5.40

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

	2010		2009
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
December 31,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	95	$439	61	$291
UAN(1)	459	$192	466	$143

	2010		2009
	Sales	Average	Sales	Average
Twelve months ended	Volumes	Price	Volumes	Price
December 31,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	335	$369	307	$374
UAN(1)	1,958	$193	1,761	$191

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Natural Gas Costs/MMBtu(3)	$4.54	$4.45	$4.63	$4.83

(1) The nitrogen content of UAN is 32% by weight.

(2) After deducting outbound freight costs.

(3) Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.